Exhibit 4.1

HAYWARD HOLDINGS, INC.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

DATED AS OF March 16, 2021

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TABLE OF CONTENTS

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9.11 Conflicting Agreements	40
9.12 Third Party Reliance	40
9.13 Subsidiaries	40
9.14 Adjustments	41
9.15 Non-Recourse	41

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AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT dated as of March 16, 2021 (as amended, modified, supplemented or restated from time to time, this “Agreement”), by and among (i) HAYWARD HOLDINGS, INC., a Delaware corporation (the “Company”), (ii) CCMP CAPITAL INVESTORS III, L.P., a Delaware limited partnership (“CCMP III”), (iii) CCMP CAPITAL INVESTORS III (EMPLOYEE), L.P., a Delaware limited partnership (“CCMP-E III”), (iv) MSD AQUA PARTNERS, LLC, a Delaware limited liability company (“MSD”), (v) PE16PX ROCKY MOUNTAIN LTD., an Alberta corporation (“AIMCo PX”), (vi) PE16GV ROCKY MOUNTAIN LTD., an Alberta corporation (“AIMCo GV”), and (vii) such persons designated as “Other Stockholders” or “Management Stockholders” under the Original Agreement (as defined below), and any other Person signatory hereto from time to time.
WHEREAS, the Company was formed by the Investors for the purpose of acquiring Hayward Industries, Inc., a New Jersey corporation (“Hayward”), indirectly through a merger of Hayward Acquisition Corp., a New Jersey corporation and indirect wholly-owned subsidiary of the Company (“Merger Sub”), with and into Hayward (the “Merger”), with Hayward being the surviving corporation in connection with the Merger, pursuant to that certain Acquisition Agreement and Plan of Merger, dated as of June 7, 2017 (the “Merger Agreement”), by and among the Company, Merger Sub, Hayward and the Securityholders’ Representative (as defined therein);
WHEREAS, on August 4, 2017 the Company and certain Stockholders (as defined herein) entered into that certain Stockholders’ Agreement (the “Original Agreement”);
WHEREAS, the Company has effected an underwritten public offering and sale of its Common Stock for cash registered on Form S-1 under the Securities Act (the “Company IPO”), which offering constitutes an initial public offering under the terms of the Original Agreement; and
WHEREAS, in accordance with and pursuant to Section 7.1 of the Original Agreement, the Company and the Stockholders desire to amend and restate the Original Agreement to eliminate those provisions of the Original Agreement that are terminating as a result of the Company IPO and to set forth their agreements regarding certain matters following the Company IPO effective immediately upon consummation of the Company IPO.
NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION
1.1Definitions.
As used in this Agreement, the following terms shall have the meanings set forth below.
“2017 Equity Incentive Plan” means the 2017 Equity Incentive Plan of the Company, dated as of the date of this Agreement, as the same may be amended from time to time.
“Affiliate” means, with respect to (a) any Person (other than AIMCo Investor), any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person, and (b) with respect to AIMCo Investor, (i) any Person directly, or indirectly through one or more intermediaries, Controlling, Controlled by

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or under common Control with AIMCo Investors or (ii) any client as designated under applicable statutes of Alberta with respect to whom Alberta Investment Management Corporation provides investment management services and any Affiliates of the foregoing.
“Agreement” has the meaning set forth in the preamble.
“AIMCo GV” has the meaning set forth in the preamble.
“AIMCo Investors” means, collectively, AIMCo GV, AIMCo PX and each of their respective Permitted Transferees.
“AIMCo Investors’ Counsel” has the meaning set forth in Section 5.6(b).
“AIMCo PX” has the meaning set forth in the preamble.
“Board” means the board of directors of the Company.
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to close.
“Bylaws” means the bylaws of the Company, as amended, modified, supplemented or restated and in effect from time to time, in accordance with the terms of this Agreement.
“Call Notice Date” has the meaning set forth in Section 2.5(b).
“Call Period” means, with respect to any particular Stockholder Share to be repurchased from a Management Stockholder pursuant to Section 2.5, the period beginning on the Call Period Start Date applicable to such Stockholder Share and ending 180 days after the Call Period Start Date.
“Call Period Start Date” means, with respect to any particular Stockholder Share to be repurchased from a Management Stockholder pursuant to Section 2.5:
(a) with respect to a share of Class A Stock, the date of the Repurchase Triggering Event with respect to such Management Stockholder;
(b) with respect to a share of vested Class B Stock or unvested Class B Stock with time-based vesting, the later of (i) the date of the Repurchase Triggering Event with respect to such Management Stockholder, and (ii) one hundred eighty (180) days following the last date that such share of Class B Stock to be repurchased became vested or was issued upon exercise of an Option; or
(c) with respect to a share of unvested Class B Stock with performance-based vesting, either (i) the first (1st) anniversary of the Repurchase Triggering Event with respect to such Management Stockholder, if such Management Stockholder’s employment was terminated due to death or Disability, or (ii) the date of the Repurchase Triggering Event with respect to such Management Stockholder, if such Management Stockholder’s employment was terminated for any other reason.
“Call Right Notice” has the meaning set forth in Section 2.5(b).
“Cause” means (i) with respect to any Management Stockholder party to an Employment Agreement, “Cause” as defined in such Management Stockholder’s Employment Agreement, and (ii) for each other Management Stockholder, “Cause” shall mean (A) conduct by the

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Management Stockholder constituting a material act of misconduct in connection with the performance of his or her duties, including, without limitation, misappropriation of funds or property of the Company or any of its Subsidiaries or Affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (B) the Management Stockholder’s commission of a felony or commission of a misdemeanor involving fraud or any misconduct by the Management Stockholder that results in material injury or reputational harm to the Company or any of its Subsidiaries and Affiliates; (C) any act or omission that constitutes a material breach by the Management Stockholder of (a) any of his or her obligations under any material agreement with the Company or any of its Affiliates (including this Agreement) or (b) any material written policy of the Company or any of its Subsidiaries, including the continued non-performance by the Management Stockholder of his or her duties (other than by reason of the Management Stockholder’s physical or mental illness, incapacity or disability) which has continued for more than thirty (30) days following written notice from the Board delineating such non-performance; (D) a breach by the Management Stockholder of any restrictive covenant by the Management Stockholder contained in any agreement between such Management Stockholder and the Company or any of its Subsidiaries (including Exhibit B or Appendix B, as applicable, to any award agreement), provided, that an immaterial and unintentional breach of a confidentiality or non-disparagement covenant shall not constitute “Cause”; (E) the Management Stockholder’s engaging in any intentional act of dishonesty, violence or threat of violence (including any violation of federal securities Laws) which is or could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates; (F) the Management Stockholder’s illegal use of controlled substances during the performance of the Management Stockholder’s duties that adversely affects the reputation or best interest of the Company or any Affiliate thereof; or (G) the Management Stockholder’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.
“CCMP III” has the meaning set forth in the preamble.
“CCMP-E III” has the meaning set forth in the preamble.
“CCMP First Post-IPO Sale” has the meaning set forth in Section 2.2(e).
“CCMP Investors” means, collectively, CCMP III, CCMP-E III and each of their respective Permitted Transferees.
“CCMP Investors’ Counsel” has the meaning set forth in Section 5.6(b).
“Certificate” means the amended and restated certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time in accordance with the terms of this Agreement, including any certificate of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.
“Closing” means closing of the transactions contemplated by the Merger Agreement on August 4, 2017.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

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“Common Stock” means the Class A Stock, the Class B Stock or other class of common stock of the Company, and any share capital of the Company into which such Common Stock may thereafter be converted, changed, reclassified or exchanged.
“Common Stock Equivalent” means any right to acquire a share of Common Stock, including Options, warrants or convertible Securities.
“Company” has the meaning set forth in the preamble.
“Company IPO” has the meaning set forth in the recitals.
“Control” means, (including, with correlative meaning, the terms “Controlling,” “Controlled” and “under common Control with”) with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting Securities, by contract or otherwise.
“Coordination Period” has the meaning set forth in Section 2.2(f).
“Determination Time” has the meaning set forth in Section 2.2(e).
“Disability” means, with respect to any Management Stockholder, the meaning set forth in such Management Stockholder’s Employment Agreement. If such Management Stockholder does not have an Employment Agreement or “Disability” is not defined in such agreement, “Disability” shall mean the failure or inability of the Management Stockholder to perform duties with the Company or any of its Affiliates for a period of at least 180 consecutive days (or 180 days during any twelve (12) month period) by reason of any physical or mental condition, as determined in good faith by the Company in its sole discretion; provided, that, if the Company’s long term disability plan contains a definition of “Disability,” the definition in such plan will control.
“Disclosure Package” means, with respect to any offering of Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated by the Commission under the Securities Act, to have been conveyed to purchasers of Securities at the time of sale of such Securities (including a contract of sale).
“Employment Agreement” means, with respect to a Management Stockholder, any Existing Employment Agreement and any existing or future employment, services, severance or similar agreement entered into between the Company and/or any of its parent companies or Subsidiaries, or any Affiliates thereof, on the one hand, and such Management Stockholder, on the other hand.
“Equity Incentive Plan” means (i) the 2017 Equity Incentive Plan, (ii) any other plan or agreement established, entered into, or assumed, by the Company or any of its Subsidiaries prior to the date hereof for the purposes of issuing Common Stock Equivalents to any officers, directors and employees or substantially full-time consultants of the Company or any of its Subsidiaries as incentive or bonus compensation and (iii) any grant, issuance or purchase agreements executed in accordance with any of the foregoing.
“Exchange Act” means the Securities Exchange Act of 1934 or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

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“Existing Employment Agreement” means, with respect to a Management Stockholder, any employment or similar agreement effective as of the date hereof between the Company and/or any of its Subsidiaries, or any Affiliates thereof, and such Management Stockholder (as the same may be amended, modified supplemented or restated from time to time).
“Fair Market Value” means, with respect to the valuation of a Stockholder Share, (i) if there is a pending transaction in which Stockholder Shares are valued and a definitive agreement for such pending transaction has been entered into by the Company, the per Stockholder Share value in such valuation, or (ii) if there is no such pending transaction, the per share value as determined in good faith by the Board, taking into account (A) the valuation set forth in the most recently issued report to the limited partners of the CCMP Investors and (B) the valuation set forth in the most recently issued report to the limited partners of the MSD Investors (which determination, except as otherwise provided in this Agreement, shall be binding and conclusive on all parties, absent manifest error).
“Family Member” means, with respect to any individual, any spouse or lineal descendants of such individual.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Form S-1” means the Securities and Exchange Commission Form S-1, or any successor form.
“Form S-3” has the meaning set forth in Section 5.4(a).
“Free Writing Prospectus” means “free writing prospectus” as defined Rule 405 promulgated by the Commission under the Securities Act.
“GAAP” means generally accepted accounting principals.
“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.
“Group” means:
(a)    in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) the spouse, parent, sibling, lineal descendant, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Stockholder, (iii) all trusts for the benefit of such Stockholder and the Persons identified in clause (ii) but only if such trust is Controlled by such Stockholder, and (iv) all Persons Controlled by, and principally owned by and/or operating for the benefit of, any of the foregoing;
(b)    in the case of any Stockholder that is a partnership, (i) such Stockholder, (ii) its limited, special and general partners, and managers, and (iii) all Affiliates of such Stockholder; and
(c)    in the case of any Stockholder which is a corporation or a limited liability company, (i) such Stockholder, (ii) its stockholders, members and managers, as the case may be, and (iii) all Affiliates of such Stockholder.
“Hayward” has the meaning set forth in the recitals.

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“Information” has the meaning set forth in Section 5.6(i).
“Inspectors” has the meaning set forth in Section 5.6(i).
“Investor Permitted Transferee” means:
(i) any present or future limited partnership, limited liability company or other investment vehicle so long as it is Controlled, sponsored or managed (including as a general partner or through the management of investments) by any of the Investors or any of their respective Affiliates (a “Sponsor Control Vehicle”);
(ii) any present or former or future managing director, general partner, director, limited partner, officer or employee of any entity described in clause (i) immediately above or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, trustee or beneficiary of any of the foregoing persons described in this clause, so long as all such Company equity Securities subject to such applicable Permitted Transfer remain in a Sponsor Control Vehicle.
“Investor Subscription Agreements” means the subscription agreements dated as of August 4, 2017, by and among the Company and each of CCMP III, CCMP-E III, MSD, AIMCo GV and AIMCo PX, pursuant to which the Investors subscribed for shares of Class A common stock of the Company, par value $0.001 per share (as the same has been or may hereafter be converted, changed, reclassified or exchanged, the “Class A Stock”).
“Investors” means the CCMP Investors, the MSD Investors and the AIMCo Investors.
“Issue Price” means, with respect to (i) any Class A Stock purchased or acquired at the Closing (including pursuant to the Management Rollover Agreements), the price per share of Class A Stock as set forth in the Company’s records, (ii) the shares of Class B Stock purchased or acquired as of the date hereof by a Management Stockholder pursuant to the Management Rollover or Management Subscriptions, the price per share of Class B Stock as set forth in the Company’s records; (iii) any shares of Class B Stock purchased or acquired by, or granted to, a Management Stockholder by the Company pursuant to the Equity Incentive Plan after the Closing, the amount paid or consideration provided to the Company with respect to the grant of such shares (or, if no cash or other property was received by the Company in connection with the grant of such shares, the aggregate amount of income tax actually paid by a Management Stockholder in connection with making an election in accordance with Section 83(b) of the Code with respect to the grant of such share of Class B Stock); (iv) a Stockholder Share issued upon the exercise, exchange or conversion of a Common Stock Equivalent, the exercise price paid by a Stockholder to acquire such Stockholder Share from the Company; and (v) any other Stockholder Share not covered by clauses (i) – (iv) of this definition, the original purchase price paid by a Stockholder to acquire such Stockholder Share from the Company.
“Joinder Agreement” means a joinder agreement in substantially the form attached hereto as Exhibit A (as amended, modified, supplemented or restated from time to time), pursuant to which the signatory thereto will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement.
“Law” means any federal, state, county, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.
“Liquidity Event” means (i) any Sale of the Company or (ii) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or one or more Subsidiaries of the Company which constitute(s) all or substantially all of the consolidated assets of the Company.

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“Management Permitted Transferee” means with respect to any Management Stockholder, (i) any executor, administrator or testamentary trustee of such Management Stockholder’s estate if such Management Stockholder dies, (ii) any person or entity receiving equity securities of such Management Stockholder by will, intestacy laws or the laws of descent or survivorship, (iii) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than such Stockholder or one or more Family Members of such Management Stockholder, or (iv) any corporation, partnership, limited liability company or similar entity Controlled by such Management Stockholder and of which there are no principal beneficiaries or owners other than such Management Stockholder or one or more Family Members of such Management Stockholder.
“Management Rollover Agreements” means, collectively, the Contribution and Exchange Agreements entered into on or prior to the Closing between the Company and certain Management Stockholders.
“Management Stockholder Persons” means, with respect to each Management Stockholder, any member of such Management Stockholder’s Group that holds Stockholder Shares (other than any such Person who is also an employee or director of the Company or any of its Subsidiaries and has received such Stockholder Shares in such capacity) and any other Management Permitted Transferees of such Management Stockholder (which shall include any such Persons who, as of the date of this Agreement, would be deemed to be Management Permitted Transferees of such Management Stockholder).
“Management Stockholders” means, collectively, (i) the individuals who executed Management Rollover Agreements, (ii) those Persons designated as such hereunder or in a Joinder Agreement and signatories to this Agreement or a Joinder Agreement, (iii) those Persons who have acquired Common Stock from the Company under any Equity Incentive Plan and executed a Joinder Agreement and/or (iv) each of the respective Permitted Transferees of the foregoing; provided, however, that any Permitted Transferee that is an Other Stockholder (but not a Management Stockholder or a member of such Management Stockholder’s Group) or an Investor, or any of their respective Affiliates, shall remain an Other Stockholder or Investor, as applicable, and shall not be considered a “Management Stockholder”.
“Management Stockholders’ Counsel” has the meaning set forth in Section 5.6(b).
“Material Transaction” means any material transaction in which the Company or any of its Subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or Securities, financing, merger, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company’s or such Subsidiary’s ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.
“Merger” has the meaning set forth in the recitals.
“Merger Agreement” has the meaning set forth in the recitals.
“Merger Sub” has the meaning set forth in the recitals.
“MSD” has the meaning set forth in the preamble.
“MSD Investors” means MSD and its Permitted Transferees.

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“MSD Investors’ Counsel” has the meaning set forth in Section 5.6(b).
“Non-Underwritten Shelf Take-Down” has the meaning set forth in Section 5.4(c).
“Option” means an option to purchase shares of Class B common stock (as the same has been or may hereafter be converted, changed, reclassified or exchanged, the “Class B Stock”) or other Securities of the Company granted pursuant to any Equity Incentive Plan of the Company.
“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.
“Other Stockholders” means all Stockholders other than the Investors (for avoidance of doubt, an Other Stockholder may simultaneously be a Management Stockholder as well).
“Permitted Transfer” means a Transfer, (i) with respect to the Investors, to an Investor Permitted Transferee, and (ii) with respect to a Management Stockholder and any Other Stockholder, to a Management Permitted Transferee; provided, however that no subsequent Transfer by a Permitted Transferee (other than by an Investor Permitted Transferee) of Stockholder Shares received in a Permitted Transfer shall constitute a Permitted Transfer.
“Permitted Transferee” means any Person (a) to whom a Permitted Transfer is made and (b) that has executed a Joinder Agreement or is already a party to this Agreement.
“Person” shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.
“Piggyback Notice” has the meaning set forth in Section 5.3(a).
“Primary Shares” means, at any time, authorized but unissued shares of Common Stock to be issued in connection with the applicable Public Offering.
“Prospectus” means the prospectus included or deemed to be included in a Registration Statement, whether preliminary or final and including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
“Public Offering” means an underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act other than pursuant to a registration restatement on form S-4 or Form S-8 and any similar or successor form.
“Records” has the meaning set forth in Section 5.6(i).
“Registrable Shares” means (a) any equity Securities of the Company purchased or otherwise acquired by any Stockholder or (b) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization; provided, however, as to any particular shares constituting Registrable Shares, such shares shall cease to be Registrable Shares when they (i) have been effectively registered under the Securities Act and disposed of pursuant to the effective Registration Statement covering them, (ii) cease to be outstanding, (iii) are held, or

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become held by, any Stockholder (including any Management Stockholder) who holds less than one percent (1%) of the issued and outstanding equity Securities of the Company (and would not otherwise deemed to be acting in concert with any Investor (excluding such Stockholder or any Affiliate of such Stockholder) for purposes of Rule 144 as a result of any agreement with such Investor), (iv) have been registered for resale pursuant to an effective Registration Statement on a Form S-8 (or any successor or similar form), (v) in respect of any Other Stockholder, have become eligible to be sold or distributed pursuant to Rule 144 in a single transaction by any such Other Stockholder without limitation, or (vi) have been sold pursuant to Rule 144.
“Registration Statement” means any registration statement of the Company filed pursuant to the Securities Act that covers an offering of any Registrable Shares, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“Relative CCMP/AIMCo Ownership Percentage” has the meaning set forth in Section 2.2(e).
“Representative” of a Person shall be construed broadly and shall include such Person’s partners, members, officers, directors, managers, employees, agents, advisors, counsel, accountants and other representatives.
“Repurchase Price” has the meaning set forth in Section 2.5(c).
“Repurchase Triggering Event” means, with respect to a Management Stockholder, the termination for any reason of such Management Stockholder’s employment or engagement with the Company or any of its Subsidiaries; provided, that in respect of shares of Class B Stock purchased pursuant to the exercise of vested Options or other Common Stock Equivalents by any Management Stockholder, the “Repurchase Triggering Event” shall mean the date that is the later of (a) the Termination Date with respect to such Management Stockholder and (b) the date of the exercise of such vested Options or other Common Stock Equivalents by any Management Stockholder.
“Requesting Party” has the meaning set forth in Section 5.4(c).
“Requesting Stockholders” has the meaning set forth in Section 5.2(a).
“Restricted Stock Purchase Agreements” means, collectively, the Restricted Stock Purchase Agreements, dated on or prior to the Closing, by and between the Company and certain of the Management Stockholders, respectively, or any purchase, subscription or similar agreement entered into after the Closing and prior to the date hereof by and between the Company and any employee, director or consultant pursuant to which any such individual subscribed for or purchased restricted shares of Common Stock of the Company.
“Rule 144” means Rule 144 (including Rule 144(b)(1) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.
“Sale of the Company” means (i) a consolidation or merger which results in the holders of capital stock of the Company or of Hayward immediately prior to such transaction no longer beneficially owning a majority of the voting power of the Company or Hayward, as the case may be, (ii) a sale of equity Securities which results in the Transfer of more than 50% of the total issued and outstanding voting equity Securities of the Company or of Hayward to any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than

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the Investors and their Permitted Transferees, or (iii) a sale of all or substantially all of the assets or business of the Company or of Hayward, and the Company’s Subsidiaries or Hayward’s Subsidiaries, as the case may be, on a consolidated basis, in each case, to a bona fide third party (whether pursuant to a merger, stock sale or similar transaction).
“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any Options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
“Selling Holder” has the meaning set forth in Section 5.6(a).
“Shelf Registration” has the meaning set forth in Section 5.4(a).
“Sponsor Non-Requesting Party” has the meaning set forth in Section 5.4(b).
“Sponsor Requesting Party” has the meaning set forth in Section 5.4(b).
“Stockholder Shares” means (a) any equity Securities of the Company (including the Common Stock) purchased or otherwise acquired by any Stockholder or (b) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization.
“Stockholders” means the CCMP Investors, the MSD Investors, the AIMCo Investors, the Management Stockholders, and any other Person who hereafter acquires any Common Stock, Common Stock Equivalents or other equity Securities of the Company and becomes a party to this Agreement.
“Subsidiary” means, at any time, with respect to any Person (the “subject person”), any other Person of which either (a) more than fifty percent (50%) of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions, (b) more than a fifty percent (50%) interest in the profits or capital of such Person, are at the time owned or Controlled directly or indirectly by the subject person or through one or more Subsidiaries of the subject person or (c) is consolidated under GAAP.
“Termination Date” means, with respect to a Management Stockholder, the date on which such Management Stockholder’s employment or engagement with the Company or any of its Subsidiaries is terminated or otherwise ceases for any reason, if applicable.
“Transfer” of Securities shall be construed broadly and shall include any direct or indirect issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of Law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include (a) the exercise or conversion of any warrant, option or other convertible or exercisable Security granted by the Company, (b) the sale or transfer of Stockholder Shares by any Management Stockholder to the Company or any of its designees hereunder or pursuant to any employment, option, subscription or restricted stock purchase

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agreement between the Company and such Management Stockholder or any plan relating to the foregoing, or (c) direct or indirect transfers of limited partnership or membership interests of any limited partner or member of an Investor or any Affiliated investment fund of an Investor that owns Stockholder Shares, so long as Control of the applicable Investor as of the date hereof under this Agreement does not change.
“Transferee” means a Person acquiring or intending to acquire Stockholder Shares through a Transfer.
“Transferor” means a Stockholder Transferring or intending to Transfer Stockholder Shares.
“Underwriting Agreement” has the meaning set forth in Section 5.9(a).
“Underwritten Offering” means an offer and sale of Securities of the Company to the public under a Registration Statement, in which such Securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public, including via a block trade.
“Underwritten Shelf Take-Down” has the meaning set forth in Section 5.4(b).
“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its Securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.
“Withdrawing Holders” has the meaning set forth in Section 5.5(c).
1.2Rules of Construction.
The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular Section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to Sections, schedules and exhibits mean the Sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the Section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require, and definitions shall be equally applicable to both the singular and plural forms of the terms defined. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1 (or in the case of January 29, 30 or 31, the following month shall be March 1).

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This Amended and Restated Agreement shall be effective immediately upon the consummation of the Company IPO (the “Effective Time”).
ARTICLE II
ISSUANCES AND TRANSFERS OF SECURITIES
1.1Issuances and Transfers of Securities.
(a)The provisions in this ARTICLE II and ARTICLE VI shall apply to all Stockholder Shares now owned by a Stockholder, including Stockholder Shares acquired by reason of original issuance, dividend, distribution and acquisition of outstanding Stockholder Shares from another Person, and such provisions shall apply to any Stockholder Shares obtained by a Stockholder upon the exercise, exchange or conversion of any Common Stock Equivalent.
(b)Notwithstanding anything to the contrary contained herein, no Stockholder shall Transfer any Stockholder Shares to any Person unless such Transfer is done in accordance with the terms of this Agreement and applicable Law, including, but not limited to, the Securities Act.
(c)[Intentionally Omitted.]
1.2Restriction on Transfer; Coordination.
(a)In addition to any other restrictions on the Transfer of Stockholder Shares contained in this Agreement, the Stockholders shall not Transfer any Stockholder Shares except in compliance with the conditions specified in this ARTICLE II and ARTICLE VI. Any Transfer of Stockholder Shares by any Stockholder that is not in compliance with this ARTICLE II and ARTICLE VI and the other terms and conditions set forth in this Agreement shall be null and void.
(b)[Intentionally Omitted.]
(c)[Intentionally Omitted.]
(d)Notwithstanding anything to the contrary set forth herein, no Stockholder may Transfer any Stockholder Shares pursuant to a Permitted Transfer unless such Stockholder will remain liable for all liabilities and obligations relating to the Transfer unless and until the Transferee is substituted as a Stockholder of the Company pursuant to Section 6.5 hereof.
(e)Following the Company IPO, until such time as the CCMP Investors have consummated a secondary sale after the Company IPO of any of the Stockholder Shares owned by the CCMP Investors (any such sale by the CCMP Investors following the Company IPO, the “CCMP First Post-IPO Sale”), the AIMCo Investors shall not Transfer any Stockholder Shares (other than in a Permitted Transfer), including any Transfers pursuant to a registration under ARTICLE V to the extent that such Transfer would result in the Relative CCMP/AIMCo Ownership Percentage (as defined below) of the AIMCo Investors immediately following the effective time of the Transfer (the “Determination Time”) being less than the Relative CCMP/AIMCo Ownership Percentage of the CCMP Investors immediately following the Determination Time. For purposes of this Section 2.2(e), “Relative CCMP/AIMCo Ownership Percentage” means a fraction (expressed as a percentage), (A) the numerator of which is the aggregate number of Stockholder Shares owned by either the CCMP Investors or the AIMCo Investor, as applicable, immediately following the Determination Time and (B) the denominator of which is the aggregate number of Stockholder Shares owned by the CCMP Investors or the AIMCo Investor, as applicable, immediately following the Company IPO. From and after the CCMP First Post-IPO Sale and the expiration of any applicable underwriter’s lock-up or holdback

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agreement pursuant to Section 5.5, the provisions of this Section 2.2(e) shall no longer be applicable to the AIMCo Investor.
(f)Following the Company IPO, the Investors shall use commercially reasonable efforts to coordinate with respect to the timing and manner of disposition by any Investor of any Stockholder Shares held by the Investors until the earlier of (i) the third (3rd) anniversary of the Company IPO, (ii) such time as either the CCMP Investors or the MSD Investors own less than five percent (5%) of the then outstanding shares of Common Stock, or (iii) such coordination is abandoned with the consent of the CCMP Investors and the MSD Investors (the “Coordination Period”). During the Coordination Period, the Investors shall use commercially reasonable efforts to keep the other Investors reasonably informed as to the timing and manner of any proposed dispositions by the Investors of any Stockholder Shares held by the Investors (including any Transfer under Rule 144, by way of a demand registration effected under Section 5.2(a) or by way of an Underwritten Shelf Take-Down effected under Section 5.4(b)), and any Investors wishing to Transfer any Stockholder Shares during such period shall (i) comply with any applicable advance notice provisions in ARTICLE V, and (ii) provide reasonable advance notice and consult with the other Investors prior to taking such action or entering into any definitive agreement with respect to such action; it being understood that the purpose of such coordination is to facilitate an orderly process for the Investors to sell their shares of Stockholder Shares, but in no event shall any Investor have the right to consent to any sale of Stockholder Shares by any Investor, subject to such Investor complying with the other terms of this Agreement.
(g)The Investors have agreed, pursuant to this Agreement and otherwise, to act together with respect to their Stockholder Shares for the duration of the Coordination Period and, as such, may be deemed to be a group for purposes of Section 13(d) of the Exchange Act.
1.3[Intentionally Omitted.]
1.4[Intentionally Omitted.]
1.5Call Right; Forfeiture.
(a)Following the occurrence of a Repurchase Triggering Event, the Company shall have the right (but not the obligation) during the Call Period to repurchase, and if such right is exercised, such Management Stockholder shall sell, and shall cause any of his, her or its Management Stockholder Persons to sell (and each such Management Stockholder Persons shall sell), to the Company, all or any portion (as determined by the Company) of the Stockholder Shares beneficially owned by such Persons. Each of the Management Stockholder Persons shall be subject to this Section 2.5 as if such Management Stockholder Persons and such Management Stockholder are one and the same. For the avoidance of doubt and except as set forth in Section 2.5(i) below, this Section 2.5 shall apply to any Stockholder Shares acquired by any Management Stockholder or any of his, her or its Management Stockholder Persons, including pursuant to the exercise, conversion or exchange of any Options or Common Stock Equivalents before or after the date of such Repurchase Triggering Event. Treatment of Options following a Repurchase Triggering Event shall be as set forth in the Equity Incentive Plan and the individual award agreements issued thereunder.
(b)In the event that the Company wishes to exercise its rights pursuant to this Section 2.5, the Company shall deliver to the Management Stockholder and any of his, her or its Management Stockholder Persons whose Stockholder Shares are being repurchased (or the heirs or Representatives of such Persons), a written notice (the “Call Right Notice”) at any time during the Call Period that sets forth (i) the number of Stockholder Shares to be repurchased, (ii) the Repurchase Price and (iii) the anticipated closing date of such transaction (the date on which

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such Persons are so notified, the “Call Notice Date”). Any repurchase of Stockholder Shares by the Company pursuant to this Section 2.5 shall be consummated no later than thirty (30) days following the Call Notice Date; provided, however, that such period shall be automatically extended for any period of time in which such repurchase of Stockholder Shares would be prohibited as a result of applicable Law or any contractual obligation of the Company; provided, further, that the Company shall inform the Management Stockholder and any of his, her or its Management Stockholder Persons whose Stockholder Shares are being repurchased (or the heirs or Representatives of such Persons) of any such prohibitions in the Call Right Notice and shall notify such Persons once such restrictions have lapsed.
(c)(i) With respect to any Class A Stock held by a Management Stockholder and his, her or its Management Stockholder Persons, the repurchase of such Class A Stock by the Company pursuant to the terms of this Section 2.5 shall be made at a per share price equal to (A) the lower of the Issue Price and the Fair Market Value of such Class A Stock as of the last day of the month preceding the date upon which a Call Right Notice is delivered, if such Management Stockholder is terminated by the Company or any of its Subsidiaries for Cause (or if, within six (6) months following a Management Stockholder’s termination for any reason other than for Cause and prior to the Call Notice Date, the Board determines in its reasonable good faith judgment that such Management Stockholder’s employment could have been terminated for Cause at the time such Management Stockholder’s employment was terminated), or (B) the Fair Market Value of such Class A Stock as of the last day of the month preceding the date upon which a Call Right Notice is delivered, if the employment of such Management Stockholder is terminated by the Company or any of its Subsidiaries for any other reason (including the death or Disability of such Management Stockholder) or if the Management Stockholder resigns or quits for any reason, (ii) with respect to any shares of vested Class B Stock (including shares of Class B Stock purchased pursuant to the exercise of any Options or other Common Stock Equivalents) held by a Management Stockholder and his, her or its Management Stockholder Persons as of the applicable Repurchase Triggering Event, the repurchase of such shares of vested Class B Stock by the Company pursuant to the terms of this Section 2.5 shall be made at a per share price equal to (A) the lower of the Issue Price and the Fair Market Value of such shares of vested Class B Stock as of the last day of the month preceding the date upon which a Call Right Notice is delivered, if such Management Stockholder is terminated by the Company or any of its Subsidiaries for Cause (or if, within six (6) months following a Management Stockholder’s termination for any reason other than for Cause and prior to the Call Notice Date, the Board determines in its reasonable good faith judgment that such Management Stockholder’s employment could have been terminated for Cause at the time such Management Stockholder’s employment was terminated), or (B) the Fair Market Value of such shares of vested Class B Stock as of the last day of the month preceding the date upon which a Call Right Notice is delivered, if the employment of such Management Stockholder is terminated by the Company or any of its Subsidiaries for any other reason (including the death or Disability of such Management Stockholder) or if the Management Stockholder resigns or quits for any reason, and (iii) with respect to any unvested shares of Class B Stock held by a Management Stockholder and his, her or its Management Stockholder Persons as of the applicable Repurchase Triggering Event, the repurchase of such unvested shares of Class B Stock by the Company pursuant to the terms of this Section 2.5 shall be made at a per share price equal to the lower of the Issue Price and the Fair Market Value of such unvested shares of Class B Stock as of the last day of the month preceding the date upon which a Call Right Notice is delivered, if the employment of such Management Stockholder is terminated by the Company or any of its Subsidiaries for any reason (including the death or Disability of such Management Stockholder) (such applicable price as set forth in the foregoing clauses (i)-(iii), the “Repurchase Price”).
(d)The Repurchase Price shall be paid to the applicable Management Stockholder in a lump sum cash payment on the date of consummation (less any withholding tax required to be paid over to applicable Governmental Authorities); provided, however, that if the Company is

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prohibited from purchasing all or any portion of such Stockholder Shares, pursuant to the terms of this Section 2.5, (i) because restrictive covenants or other provisions contained in the documents evidencing the Company’s or any of its Affiliates’ indebtedness for borrowed money do not permit or allow the Company to make such payments in cash in whole or in part; or (ii) pursuant to applicable Law, the portion of the Repurchase Price not permitted to be made in cash may be paid by the execution and delivery by the Company of a promissory note or other deferred cash payment arrangement (if applicable, any promissory note to be subordinated to the indebtedness for borrowed money of the Company or any of its Affiliates) bearing interest at the prime rate, as published in the Wall Street Journal, Eastern edition, on the first Business Day immediately prior to the day on which such promissory note or other deferred cash payment is issued, with principal and accrued interest payable at such time as is required in the Board’s determination to ensure that any payment pursuant to such promissory note or other deferred cash payment arrangement is not prohibited because of any of the matters described in clauses (i) or (ii) of this Section 2.5(d); provided, that such time of payment shall not be greater than five (5) years from the date of execution of the promissory note or deferred cash payment arrangement. Each Management Stockholder and any applicable Management Stockholder Person agree that, upon such Person’s receipt of such Repurchase Price, any outstanding Stockholder Shares then owned by such Person that are repurchased pursuant to this Section 2.5 shall automatically, without any further action by or on behalf of the Company or any of its Subsidiaries or any such Management Stockholder or any applicable Management Stockholder Person, be Transferred, sold and assigned to the Company and the Secretary of the Company shall automatically and irrevocably be appointed to Transfer such Stockholder Shares to the Company on the books of the Company with full power of substitution.
(e)With respect to any repurchase of Stockholder Shares pursuant to the terms of this Section 2.5, the delivery of a certificate or certificates representing such Stockholder Shares shall be deemed a representation and warranty by such Management Stockholder or any applicable Management Stockholder Person that (i) such Management Stockholder or applicable Management Stockholder Person has full right, title and interest in and to such Stockholder Shares, (ii) such Management Stockholder or applicable Management Stockholder Person has all necessary power, authority and legal capacity and has taken all necessary action to enter into such sale transaction and to Transfer valid right, title and interest in such Stockholder Shares, (iii) such Stockholder Shares are free and clear of any and all liens, pledges or other encumbrances, (iv) there is no adverse claim with respect to such Stockholder Shares and (v) such sale transaction does not conflict with any Laws, contracts or organizational documents applicable to him, her or it as the result of such sale transaction. Additionally, the applicable Management Stockholder or Management Stockholder Person agrees to deliver any certificate representing Stockholder Shares being repurchased under this Section 2.5 and shall provide such other representations and warranties to the Company that the Company reasonably determines are required by applicable Law.
(f)The Company shall have the right to revoke the Call Right Notice or its decision to repurchase Stockholder Shares pursuant to the terms of this Section 2.5 at any time prior to consummation of the applicable repurchase.
(g)Should any applicable Management Stockholder or Management Stockholder Person fail to deliver at the closing of a repurchase in accordance with this Section 2.5 all of the applicable Stockholder Shares in accordance with the terms hereof, if the Repurchase Price has been paid in accordance with Section 2.5(c), the Company shall, in addition to all other remedies it may have, cancel on its books such Stockholder Shares registered in the name of such Management Stockholder or any applicable Management Stockholder Person, and all of such Management Stockholder’s or any applicable Management Stockholder Person’s right, title, and interest in and to such Stockholder Shares shall terminate in all respects concurrently with the payment of the Repurchase Price.

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(h)If a Management Stockholder or any applicable Management Stockholder Person holds Stockholder Shares which the Company wishes to repurchase in accordance with this Section 2.5, such Management Stockholder or any applicable Management Stockholder Person shall be entitled to payment in accordance with Section 2.5(c), but shall no longer be entitled to participate in the Company or enjoy other rights as a Stockholder of the Company with respect to such Stockholder Shares. To the maximum extent permitted by Law, such Management Stockholder’s or any applicable Management Stockholder Person’s rights following the Call Right Notice, with respect to the repurchase of the Stockholder Shares covered thereby, shall be solely the rights that he, she or it has as a general creditor of the Company to receive the amount set forth in Section 2.5(c).
(i)The Company shall not assign its call rights pursuant to this Section 2.5 to any Person.
(j)Each Management Stockholder shall cause any of his, her or its Management Stockholder Persons that hold Stockholder Shares to comply with the terms of this Section 2.5 and shall be liable for any breaches of the terms of this Section 2.5 by any of his, her or its Management Stockholder Persons that hold Stockholder Shares.
(k)The rights and obligations of the parties pursuant to this Section 2.5 shall terminate and be of no further force and effect upon the later of (i) the one (1) year anniversary of the consummation of the Company IPO and (ii) the termination of any Call Period with a Call Period Start Date prior to the one (1) year anniversary of the consummation of the Company IPO.
ARTICLE III
[INTENTIONALLY OMITTED.]
ARTICLE IV
[INTENTIONALLY OMITTED.]
ARTICLE V
REGISTRATION RIGHTS
1.1[Intentionally Omitted.]
1.2Required Registration.
(a)The Company shall use its best efforts to promptly effect the registration of Registrable Shares under the Securities Act, at any time after the CCMP Investors or of the MSD Investors shall request that the Company effect the registration of such Registrable Shares under the Securities Act (the CCMP Investors or the MSD Investors, as applicable, making such request or joining with it, the “Requesting Stockholders”), which shall be effected as a Shelf Registration if so requested by the Requesting Stockholder and the Company is eligible to use a Form S-3.
(b)Notwithstanding anything contained in this Section 5.2 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:
(i)The Company may delay the filing or effectiveness of any registration statement for a period of up to forty-five (45) days after the date of a request for registration pursuant to Section 5.2(a) or Section 5.4 if at the time of such request: (x) the Company is engaged, or has fixed plans to engage within thirty (30) days of the time of such request, in an Underwritten

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Offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 5.3, (y) the Board reasonably determines in good faith that such registration and offering would significantly interfere with any Material Transaction involving the Company, or (z) within the last forty-five (45) days the Company has completed an Underwritten Offering of Primary Shares in which the holders of Registrable Shares were permitted to include all of the Registrable Shares requested to be registered pursuant to Section 5.3; provided, however, that the Company shall only be entitled to invoke its rights under this Section 5.2(b)(i) one time with respect to a request made pursuant to Section 5.2(a) during any 12-month period without the consent of the Requesting Stockholders;
(ii)With respect to any registration pursuant to this Section 5.2 or Section 5.4, (a) the Company shall give prompt written notice of such registration to each Stockholder that holds Registrable Shares and is eligible to participate in such registration hereunder, and shall offer to and shall include in such proposed registration Registrable Shares requested to be included in such proposed registration by each such Stockholder up to such Stockholder’s pro rata share determined based on the number of Registrable Shares that the Requesting Stockholders propose to sell in such registration as compared to the number of outstanding Registrable Shares held by the Requesting Stockholders immediately prior to such registration, provided that such Stockholder responds in writing to the Company’s notice within five (5) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares such Stockholder is requesting to include in such registration), and (b) the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company in writing (with a copy to each Requesting Stockholder) that, in such firm’s good faith view, the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would significantly interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:
(A)first, the Registrable Shares owned by the Stockholders (including those requesting registration pursuant to this Section 5.2 and Section 5.3), pro rata based upon the number of Registrable Shares owned by the Stockholders; provided, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares proposed to be included in such registration would materially adversely affect the offering and sale (including pricing) of all such Securities, then the number of Registrable Shares to be included in such registration shall be allocated among the Stockholders on a pro rata basis in accordance with the number of Registrable Shares owned by the Stockholders who have requested inclusion;
(B)second, the Primary Shares; and
(C)third, the Other Shares;
provided, that at the election of the Company and the Requesting Stockholder, any registration pursuant to this Section 5.2 may be converted into a registration pursuant to Section 5.3 or 5.4 (in which event, such registration shall not be deemed to be a registration requested under Section 5.2(a)).
(c)If the holders of a majority of the Registrable Shares of the Requesting Stockholders requesting to be included in a registration pursuant to Section 5.2(a) or Section 5.4 so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an Underwritten Offering. The Requesting Stockholder (or the Company, in the case of an

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Underwritten Offering of Primary Shares initiated by the Company) shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering.
(d)At any time before the registration statement covering such Registrable Shares becomes effective, the Requesting Stockholders may request the Company to withdraw or not to file the registration statement. Upon receipt of notices to such effect from the Requesting Stockholders, the Company shall cease all efforts to secure effectiveness of the applicable registration statement covering such Registrable Shares.
(e)The CCMP Investors and the MSD Investors shall have an unlimited number of requests under this Section 5.2.
1.3Piggyback Registration.
(a)If the Company proposes for any reason to register any of its Securities (in any event either for its own account or for the account of other security holders) under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor or similar forms thereto)), it shall give prompt written notice, with such notice to specify the number of Registrable Shares to be registered, to each Stockholder that holds Registrable Shares of its intention to so register such Securities at least five (5) days before the initial filing of the registration statement related thereto (a “Piggyback Notice”).
(b)Following delivery of a Piggyback Notice, if any Stockholder receiving such notice delivers a request to the Company within two (2) Business Days after such receipt to include such Stockholder’s Registrable Shares in such registration (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter, if any, advises the Company in writing that, in such firm’s good faith view, the inclusion of all Primary Shares and Registrable Shares requested to be included in such registration would significantly interfere with the successful marketing (including pricing) of the shares of Common Stock proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the order set forth below:
(i)first, the Primary Shares (if any);
(ii)second, the Registrable Shares owned by Stockholders requesting that their Registrable Shares be included in such registration pursuant to the terms of this Section 5.3, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration; and
(iii)third, the Other Shares.
(c)No registration effected pursuant to this Section 5.3 shall relieve the Company of its obligation to effect any registration upon request under Section 5.2, nor shall any registration under this Section 5.3 be deemed to have been effected pursuant to Section 5.2. The Company will pay all expenses of registration in connection with each registration pursuant to this Section 5.3. Notwithstanding anything to the contrary, this Section 5.3 shall not apply to an Underwritten Shelf Take-Down effected under Section 5.4(b) or a Non-Underwritten Shelf Take-Down effected under Section 5.4(c).

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(d)The number of requests permitted by the applicable Stockholders with respect to their Registrable Shares pursuant to this Section 5.3 shall be unlimited.
1.4Registration on Form S-3 or Form S-3ASR.
(a)At such time as the Company (i) shall have qualified for the use of Form S-3 or any other form which permits incorporation of substantial information by reference to other documents filed by the Company with the Commission (“Form S-3”), the Company shall use its best efforts to promptly file a registration statement on Form S-3, or (ii) is a Well-Known Seasoned Issuer, the Company shall use its best efforts to promptly file a registration statement on Form S-3ASR (or any successor form), and, in each case, to effect promptly and maintain in effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.4 (either (i) or (ii) above, a “Shelf Registration”) (including filing a replacement registration statement upon expiration of a Form S-3 or Form S-3ASR).
(b)The Company shall (i) promptly use its best efforts to promptly effect such registration on Form S-3 or Form S-3ASR, as applicable, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Shares that the Company has been so requested to register, and (ii) use its best efforts to keep the Shelf Registration continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the CCMP Investors or the MSD Investors, as applicable, until the date as of which all Registrable Shares have been sold pursuant to the Shelf Registration or another registration statement is filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder). In connection with any proposed Underwritten Offering of Registrable Shares by the CCMP Investors or the MSD Investors (such requesting party, the “Sponsor Requesting Party”, and any Investor that is not the Sponsor Requesting Party, the “Sponsor Non-Requesting Party”), that is not pursuant to a demand registration under Section 5.2 and with respect to which a Shelf Registration is expressly being utilized to effect such resale (an “Underwritten Shelf Take-Down”) pursuant to a Shelf Registration, the Company shall give prompt notice to any Sponsor Non-Requesting Party that has Registrable Shares registered pursuant to the Shelf Registration of the receipt of a request from the Sponsor Requesting Party of a proposed Underwritten Shelf Take-Down under and pursuant to the Shelf Registration and, notwithstanding anything to the contrary contained herein, will provide the Sponsor Non-Requesting Party a period of two (2) Business Days to participate in such Underwritten Shelf Take-Down, subject to the terms negotiated by and applicable to the Sponsor Requesting Party and subject to “cutback” limitations set forth in Section 5.2, as if the subject Underwritten Shelf Take-Down was being effected pursuant to a demand registration thereunder.
(c)Subject to Section 2.2(e) and Section 2.2(f), if the CCMP Investors or the MSD Investors or the AIMCo Investors (each, a “Requesting Party”) desire to effect a shelf take-down under and pursuant to the Shelf Registration that does not constitute an Underwritten Shelf Take-Down (“Non-Underwritten Shelf Take-Down”), the Requesting Party shall so indicate in a written request delivered to the Company no later than two (2) Business Days prior to the expected date of such Non-Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Shares expected to be offered and sold in such Non-Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing of such Non-Underwritten Shelf Take-Down) in connection with such Non-Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Shares to be sold in such Non- Underwritten Shelf Take-Down), and the Company shall file and use its commercially reasonable efforts to effect an amendment or supplement to its Shelf Registration for such purpose as soon as practicable.

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(d)Subject to the next sentence of this Section 5.4(d), the AIMCo Investors shall not be entitled to sell Registrable Shares included in any Shelf Registration by utilizing such Shelf Registration if any such proposed sale would require a prospectus supplement or an “underwritten” shelf takedown (including by way of block trade) such that (i) the Company would be obligated to enter into any underwriting agreements; (ii) any officer or director, the Company, any Other Stockholder, the CCMP Investors or the MSD Investors would have to execute a lock-up or holdback agreement for the benefit of any underwriter; (iii) the Company would have to cause legal opinions to be delivered; or (iv) the Company would be obligated to cause comfort letters to be delivered in connection with the proposed registration. Notwithstanding anything to the contrary set forth in this Section 5.4(d), to the extent the CCMP Investors or MSD Investors propose to sell any of their Registrable Shares pursuant to and under a Shelf Registration, including pursuant to an Underwritten Shelf Take-Down or a Non-Underwritten Shelf Take-Down, subject to Section 2.2(e), the AIMCo Investors shall be entitled to participate in such sale pursuant to and in accordance with Section 5.3 (including as applied mutatis mutandis with respect to shelf take-downs pursuant to Section 5.4) up to an amount of their Registrable Shares equal to a fraction, the numerator being the number of Registrable Shares the CCMP Investors or MSD Investors, as applicable, propose to sell and the denominator being the total number of Registrable Shares owned by the CCMP Investors or MSD Investors, as applicable, immediately prior to such proposed sale (and in the event that both the CCMP Investors and MSD Investors are participating in such Shelf Registration in different proportions, pro rata based on the Investor selling the higher proportion of its Registrable Shares); the restrictions set forth in subclauses (i) - (iv) above shall not apply to the AIMCo Investors’ participation in a sale pursuant to and under a Shelf Registration pursuant to this sentence if the event or circumstance described in such restriction would have already existed as a result of the participation in such sale by the CCMP Investors or MSD Investors, as applicable.
(e)Notwithstanding anything to the contrary contained in this ARTICLE V, the Management Stockholders shall not have any right to include in any proposed registration any Registrable Shares in connection with, or be entitled to participate with respect to, an Underwritten Offering effectuated by the CCMP Investors or the MSD Investors with respect to a Shelf Registration under this Section 5.4.
1.5Holdback Agreement.
(a)If the Company at any time shall register an offering and sale of shares of Common Stock under the Securities Act in an Underwritten Offering pursuant to any registration under the Securities Act (other than on Form S-4 or Form S-8), including an Underwritten Offering effectuated pursuant to Sections 5.2, no Stockholder shall sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer any Stockholder Shares (other than (A) those Registrable Shares included in such registration pursuant to Sections 5.2, 5.3, or 5.4, (B) a Transfer without consideration by a Stockholder that is a limited liability company or limited partnership to its members, partners or investment advisors, (C) a Permitted Transfer, including a sale pursuant to Rule 144, or (D) in the case of the Investors only, any Transfers of Registrable Shares owned by such Investors and acquired in the Company IPO or following the Company IPO, made through open market purchases by third party investment managers with discretionary investment authority for such Investors (and who acquired such Registrable Shares on behalf of such Investors pursuant to such discretionary authority); provided that, for the avoidance of doubt, the exception set forth in the foregoing clause (D) shall not apply to any Registrable Shares acquired by such Investors prior to the Company IPO), without the prior written consent of the Company for a period and on other terms as shall be determined by the lead underwriters and that is for the same time period and on substantially similar terms as agreed to by the CCMP Investors and the MSD Investors; provided, further, that such time period shall not exceed ninety (90) days after the consummation of such Underwritten Offering without the prior written consent of such Stockholder.

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(b)If the Company at any time pursuant to Sections 5.2, 5.3, or 5.4, shall register under the Securities Act an offering and sale of Registrable Shares held by Stockholders for sale to the public pursuant to an Underwritten Offering (including an Underwritten Shelf Take-Down), the Company shall not, without the prior written consent of the lead underwriters for such offering, effect any public sale or distribution of Securities similar to those being registered, or any Securities convertible into or exercisable or exchangeable for such Securities, for such period as shall be determined by the lead underwriters and that is for the same period and on substantially similar terms as agreed to by the CCMP Investors and the MSD Investors.
(c)At any time following the Company IPO, any Stockholder that, together with its Affiliates, holds less than five percent (5%) of the then outstanding shares of Common Stock may elect (on behalf of itself and its Affiliates (collectively, the “Withdrawing Holders”)), by written notice to the Company, to withdraw from the provisions of this ARTICLE V and as a result of such withdrawal, such Withdrawing Holders shall no longer be entitled to the rights, nor be subject to the obligations, of this ARTICLE V and the Common Stock held by the Withdrawing Holders shall conclusively be deemed thereafter not to be “Registrable Shares” under this Agreement. Notwithstanding the foregoing, no withdrawal pursuant to this Section 5.5(c) shall release any Withdrawing Holder from any indemnification and contribution rights and obligations under ARTICLE V hereof.
1.6Preparation and Filing.
If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of an offering and sale of any Registrable Shares, including pursuant to Sections 5.2, 5.3, or 5.4, the Company shall, as expeditiously as practicable:
(a)use its best efforts to cause a Registration Statement that registers such offering of Registrable Shares to contain a “Plan of Distribution” that permits the distribution of Securities pursuant to all means in compliance with Law, and to prepare and file such Registration Statement and cause such Registration Statement to become and remain effective pursuant to the terms of this Agreement for a period of 180 days or, if earlier, until all of such Registrable Shares have been disposed of; provided, that in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Shares, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until each seller of Registrable Shares (each, a “Selling Holder”) has sold all of such Registrable Shares;
(b)furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to each Stockholder whose Registrable Shares are to be covered by such Registration Statement and to one counsel selected by the CCMP Investors for the benefit of the CCMP Investors whose Registrable Shares are to be covered by such Registration Statement (the “CCMP Investors’ Counsel”), one counsel selected by the MSD Investors for the benefit of the MSD Investors whose Registrable Shares are to be covered by such Registration Statement (the “MSD Investors’ Counsel”), one counsel selected by the AIMCo Investors for the benefit of the AIMCo Investors whose Registrable Shares are to be covered by such Registration Statement (the “AIMCo Investors’ Counsel”), and one counsel selected by the Management Stockholders for the benefit of the Management Stockholders whose Registrable Shares are to be covered by such Registration Statement (the “Management Stockholders’ Counsel”), as well as copies of all such other documents proposed

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to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Shares are to be covered by such Registration Statement may reasonably propose;
(c)prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably requested by any Selling Holder or necessary to keep such Registration Statement effective for a period of at least 180 days (and if a Form S-3 Registration Statement, until the expiration of the applicable period specified in Section 5.6(a)) or, if earlier, until all of such Registrable Shares have been disposed of and to comply with the provisions of the Securities Act with respect to the offering and sale or other disposition of such Registrable Shares;
(d)notify the CCMP Investors’ Counsel, the MSD Investors’ Counsel, the AIMCo Investors’ Counsel and the Management Stockholders’ Counsel promptly in writing of (i) any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes, and in each case, provide the CCMP Investors’ Counsel, the MSD Investors’ Counsel, the AIMCo Investors’ Counsel and the Management Stockholders’ Counsel with copies of any relevant documentation in connection therewith;
(e)use its best efforts to register or qualify such Registrable Shares under such other securities or “blue sky” Laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things that may reasonably be necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Selling Holder;
(f)furnish to each Selling Holder such number of copies of any Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder may reasonably request in order to facilitate the Underwritten Offering and sale or other disposition of such Registrable Shares (to the extent not publicly available on EDGAR or the Company’s website);
(g)use its best efforts to cause such offering and sale of Registrable Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;
(h)notify on a timely basis each Selling Holder at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.6(b) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue

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statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(i)make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the Registration Statement; (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; (C) such Information has been made generally available to the public; or (D) the Selling Holder agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);
(j)use its best efforts to obtain from its independent certified public accountants a “cold comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “cold comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) and “bring-down” letter signed by the independent certified public accountants and addressed to the Selling Holders (to the extent consistent with such auditing standards), the Board, and the underwriter, if any, in customary form and covering such matters of the type customarily covered by cold comfort letters;
(k)(i) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which in addition to the underwriters shall also be addressed to the Selling Holders in such registration), and (ii) cause such authorized officers of the Company to execute customary certificates as may be requested by any Selling Holder or any underwriter of such Registrable Shares; and
(l)have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Shares (if they are eligible to be rated) and otherwise use its best efforts to cooperate as reasonably requested by the sellers of such Registrable Shares in the offering, marketing or selling of such Registrable Shares;
(m)provide a transfer agent and registrar (which may be the same Person and which may be the Company) for such Registrable Shares and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of the applicable registration statement;
(n)in the event that the Company exercises its rights under Section 5.2(b)(i), it shall, as promptly as practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable best efforts to cause the effectiveness of, as applicable, the deferred or suspended registration statement;
(o)issue to any underwriter to which any Selling Holder may sell shares in such offering certificates evidencing such Registrable Shares;

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(p)list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for quotation on the automated quotation system of the NASDAQ, National Market System, Euronext or such other national securities exchange as the holders of a majority of such Registrable Shares included in such registration shall request and to cause such Registrable Shares to remain listed;
(q)register such Registrable Shares under the Exchange Act, and otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and cooperate with each Selling Holder and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings to be made with FINRA; and
(r)use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.
1.7Expenses.
Except as expressly provided otherwise, all expenses incident to the Company’s performance of or compliance with this ARTICLE V, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” Laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the Laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance)); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of the CCMP Investors’ Counsel, the MSD Investors’ Counsel and the AIMCo Investors’ Counsel (plus appropriate special and local counsel selected by the CCMP Investors, the MSD Investors and the AIMCo Investors, as applicable); (g) all reasonable fees and disbursements of the Management Stockholders’ Counsel (plus appropriate special and local counsel selected by the Management Stockholders); (h) all fees and disbursements of underwriters customarily paid by the issuer or sellers of Securities, excluding underwriting fees, commissions, discounts and allowances, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Shares under the securities or “blue sky” Laws of any state or any fees and expenses associated with filings required to be made with FINRA); and (i) fees and expenses of other Persons retained by the Company, will be borne by the Company, regardless of whether the Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

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1.8Indemnification.
(a)In connection with any registration, offering or sale of Registrable Shares under the Securities Act pursuant to this Agreement, the Company and its Subsidiaries shall indemnify and hold harmless each Selling Holder, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who Controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any and all losses, penalties, judgments, suits, costs (including reasonable attorneys’ fees and disbursements), claims, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject, whether commenced or threatened, under the Securities Act or otherwise, insofar as such losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any Prospectus contained therein, any Free Writing Prospectus, any offering circular, offering memorandum or Disclosure Package, or any amendment or supplement thereto, or any document incident to registration or qualification of any offering and sale of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company or any of its Subsidiaries of the Securities Act or state securities or “blue sky” Laws applicable to the Company or any of its Subsidiaries and relating to action required or inaction of the Company or its Subsidiaries in connection with such registration or qualification under such state securities or “blue sky” Laws, and the Company and its Subsidiaries shall promptly reimburse such seller, underwriter, broker, Controlling Person or Representative for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, penalty, judgment, suit, cost, claim, damage, liability or action; provided, however, that neither the Company nor its Subsidiaries shall be liable to any such Person to the extent that any such loss, penalty, judgment, suit, cost, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, Prospectus, Free Writing Prospectus, offering circular, offering memorandum or Disclosure Package, or amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company or its Subsidiaries through an instrument duly executed by such Person, or a Person duly acting on their behalf, expressly for inclusion therein.
(b)In connection with any registration of an offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Holder severally, and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.8(a)) the Company, each underwriter or broker involved in such offering, each other Selling Holder under such Registration Statement, each Person who Controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any untrue statement or allegedly untrue statement or omission or alleged omission contained in the Registration Statement under which such Registrable Shares were registered, any Prospectus contained therein, Free Writing Prospectus, any offering circular, offering memorandum or Disclosure Package, or any amendment or supplement thereto, or any document incident to registration or qualification of any offering and sale of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company, its Subsidiaries, or such underwriter through an instrument duly executed by such Selling Holder or a Person duly acting on such Selling Holder’s behalf expressly for inclusion in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, offering memorandum or Disclosure Package, or amendment or supplement thereto; provided, however, that the maximum amount of liability in respect of such

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indemnification shall be limited, in the case of each Selling Holder, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.
(c)Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5.8, such indemnified party will, if a claim in respect thereof is not made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded (based upon the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or in conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5.8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person Controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 5.8; provided, further, that, if there is more than one indemnified party, then the indemnifying party shall only be required to reimburse the expenses for the lead counsel (plus appropriate special and local counsel) approved in writing by the indemnified party or parties (as applicable) holding a majority of the Registrable Shares held by all indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.
(d)If the indemnification provided for in this Section 5.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, penalty, judgment, suit, cost, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such any such loss, penalty, judgment, suit, cost, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such any such loss, penalty, judgment, suit, cost, claim, damage, liability or action as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each Selling Holder, to an amount equal to the net proceeds actually received by such Selling Holder from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged

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untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.
(e)The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the Transfer of Registrable Shares.
1.9Underwriting Agreement.
(a)Except for the provisions of Sections 5.5, to the extent that the Selling Holders shall enter into an underwriting or similar agreement that contains provisions covering one or more issues addressed in such Sections of this Agreement which are customary for an underwriting or similar agreement (an “Underwriting Agreement”), to the extent such provisions of the Underwriting Agreement are inconsistent with the provisions contained in the applicable Sections of this Agreement addressing such issue or issues, the terms of the applicable Underwriting Agreement shall govern with respect to such provisions.
(b)If any registration pursuant to Sections 5.2, 5.3 or 5.4 is requested to be an Underwritten Offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall make such representations and warranties, and provide such indemnities, to the holders of Registrable Shares being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary Underwritten Offerings and take any other actions as such holders, or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Shares. The Company and its Subsidiaries shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customarily given their role in such distribution.
(c)No Stockholder may participate in any registration hereunder that is underwritten under Sections 5.2, 5.3 or 5.4 unless such Stockholder agrees to sell such Stockholder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements reasonably acceptable to the Company in the case of an offering of Primary Shares, or, in the case of an offering pursuant to Section 5.2, reasonably acceptable to the Company and the Requesting Stockholders.
(d)Any Selling Holder electing to be included in registration pursuant to this ARTICLE V must sell its Registrable Shares to the underwriters selected by the Sponsor Requesting Party or the Company, as applicable, on the same terms and conditions as apply to such Sponsor Requesting Party or the Company, as applicable, and must enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting; provided, however, that any Selling Holder shall not be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Selling Holder’s ownership of his, her or its Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Selling Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities Laws by such Selling Holder as may be reasonably requested; provided, that in no event shall any Selling Holder be required to make any representations regarding the Company or any of its Subsidiaries (or their

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respective businesses); provided, further, however, that the obligation of any Selling Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion thereto; provided, further, that such liability will be limited to the net proceeds received by each such Person from the sale of its Registrable Shares pursuant to such registration.
1.10Information by Holder.
Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Each Stockholder shall, as expeditiously as possible, notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
1.11Exchange Act Compliance.
From and after the Effective Time hereof, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.
ARTICLE VI
SECURITIES LAW COMPLIANCE; LEGENDS
1.1Restrictive Legends.
Each certificate for Stockholder Shares shall (unless otherwise provided by the provisions of Section 6.3) be stamped or otherwise imprinted with a legend in substantially the following terms:
“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.”
1.2Notice of Transfer.
The holder of any Stockholder Shares, by his, her or its acceptance or purchase thereof, agrees, prior to any direct Transfer of any such Stockholder Shares (except pursuant to an effective Registration Statement), to give written notice to the Company of such holder’s intention to effect such Transfer and agrees to comply in all other respects with the provisions of this ARTICLE VI. Each such notice shall describe the manner and circumstances of the proposed Transfer and if requested by the Company, such holder shall provide a written opinion,

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addressed to the Company, of counsel for such holder (which counsel shall be reasonably satisfactory to the Company; provided, that if such holder is an Investor, the opinion of its in-house counsel shall be deemed acceptable to the Company), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Stockholder Shares under the Securities Act. Each certificate or other instrument evidencing the Stockholder Shares issued upon the Transfer of any Stockholder Shares other than pursuant to an effective Registration Statement (and each certificate or other instrument evidencing any untransferred balance of such Stockholder Shares) shall bear the legend set forth in Section 6.1 unless (i) in such opinion of such counsel registration of future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.
1.3Removal of Legends, Etc.
Notwithstanding the foregoing provisions of this ARTICLE VI, the restrictions imposed by Sections 2.2, 6.1 and 6.2 upon the transferability of any Stockholder Shares shall cease and terminate when (a) such Stockholder Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a Registration Statement or are sold or otherwise disposed of in a transaction contemplated by Section 6.2 which does not require that the Stockholder Shares Transferred bear the legend set forth in Section 6.1, or (b) the holder of such Stockholder Shares has met the requirement of Transfer of such Stockholder Shares pursuant to Rule 144. Whenever the restrictions imposed by Sections 2.2, 6.1 and 6.2 shall terminate, as herein provided, the holder of any Stockholder Shares shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.1 and not containing any other reference to the restrictions imposed by Sections 2.2, 6.1 and 6.2.
1.4Additional Legend.
(a)Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF MARCH 16, 2021 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. THE TERMS OF THE AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
(b)The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares held by a Stockholder in accordance with the terms of this Agreement.
1.5Future Stockholders.
Any Permitted Transferee or member of any Stockholder Group to which any Stockholder Shares are Transferred (who is not already a party to this Agreement) shall, as a

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condition to the effectiveness of such Transfer, execute a Joinder Agreement; provided, that the foregoing requirement shall not apply to Stockholder Shares sold in a registered offering or Transferred following the Company IPO in accordance with Rule 144. Such Person shall become an Other Stockholder, unless such Person is (i) a Permitted Transferee of an Investor, in which case such Person shall become a CCMP Investor, MSD Investor or AIMCo Investor, as applicable, or (ii) an employee of the Company or its Subsidiaries or an Affiliate of such employee, in which case such Person shall become both a Management Stockholder and an Other Stockholder (it being understood that clause (ii) supersedes clause (i) above). Any failure by any Person to obtain a Joinder Agreement from a Transferee in connection with any Permitted Transfer to the extent required under this Agreement shall render such Transfer null and void.
ARTICLE VII
AMENDMENT AND WAIVER
1.1Amendment.
Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (a) the Company, (b) the holders of a majority of the Registrable Shares at such time, (c) the CCMP Investors (so long as the CCMP Investors own at least 10% of the Company’s issued and outstanding Common Stock) and (d) the MSD Investors (so long as the MSD Investors own at least 10% of the Company’s issued and outstanding Common Stock); provided, however, that any amendment or waiver that would (i) with respect to any particular Investor, (A) have a disproportionate (as compared to any other Investor and taking into account and considering the rights, privileges and obligations of any such Investor hereunder prior to such amendment or waiver) and adverse effect on the rights, privileges or obligations of such Investor under this Agreement, (B) have an adverse effect on any rights that are expressly specific to such Investor, or (C) impose new obligations (other than non-substantive or ministerial obligations) on such Investor, shall, in each case, also require the prior written consent of such Investor; or (ii) have a disproportionate (as compared to the CCMP Investors or the MSD Investors and taking into account and considering the rights and obligations of any such Management Stockholder hereunder prior to such amendment or waiver) and adverse effect on the rights of Management Stockholders in their capacity as such under this Agreement, shall also require the prior written consent of holders of a majority of the Stockholder Shares held by Management Stockholders; provided, further, that (i) any amendments to this Agreement in connection with the granting of any rights, privileges and obligations to any third-party investor to the extent necessary to implement the issuance of additional Securities to such third-party investor shall not be deemed an amendment or modification hereof that requires the additional consent set forth in the proviso above (so long as the granting of such rights, privileges and obligations does not involve the express modification or elimination of any rights, privileges or obligations previously granted to any such Stockholder(s)), and (ii) any waiver that only relates to the waiver of any rights of the Stockholders hereunder shall only need to be waived by the requisite Stockholders, as set forth above, and not the Company.
1.2Waiver.
No course of dealing between the Company and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

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ARTICLE VIII
TERMINATION
The provisions of this Agreement will terminate automatically upon the earlier to occur of (i) the date that no Registrable Shares are outstanding or (ii) the consummation of a Liquidity Event.
ARTICLE IX
MISCELLANEOUS
1.1Severability.
It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
1.2Entire Agreement.
This Agreement, the Investor Subscription Agreements, the Management Rollover Agreements, the Restricted Stock Purchase Agreements, the 2017 Equity Incentive Plan (as any such may be amended, supplemented or modified from time to time) and any other agreements referred to herein embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among such parties, written or oral, which may relate to the subject matter hereof or thereof in any way. The parties hereto acknowledge and agree that (i) this Agreement, the Restricted Stock Purchase Agreements, the Management Rollover Agreements and the 2017 Equity Incentive Plan (as any such may be amended, supplemented or modified from time to time) include provisions related to the same or similar rights and obligations of the parties hereto and thereto, as applicable, including with respect to non-competition, non-solicitation and confidentiality restrictions, among others, and (ii) all such provisions, whether contained in this Agreement, the Restricted Stock Purchase Agreements, the Management Rollover Agreements or the 2017 Equity Incentive Plan (as such agreements may be amended, supplemented or modified from time to time) are intended by the parties hereto and thereto, as applicable, to co-exist with and apply in addition to, and not in lieu or modification of, any provisions contained in any other agreement.
1.3Independence of Agreements and Covenants.
All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant.

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1.4Successors and Assigns.
Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares. Notwithstanding anything to the contrary contained in this Agreement, none of the rights that inure to any of the Investors under this Agreement shall be transferable or assignable by such Investors (whether in connection with a Transfer of their shares of Stockholder Shares or otherwise) other than to an Investor Permitted Transferee; provided that any Investor Permitted Transferee will be required to execute a Joinder Agreement and will be subject to any restrictions which such Transferor was subject to under this Agreement.
1.5Counterparts; Facsimile Signatures; Validity.
This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by e-mail or otherwise) to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any counterpart or other signature hereupon delivered by e-mail or similar generally accepted electronic means shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
1.6Remedies.
(a)Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and all rights and remedies which such Stockholder has been granted at any time under any other agreement or contract and all of the rights which such Stockholder has under any Law or in equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law or in equity.
(b)Each party hereto agrees that if any other Person party hereto seeks to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing party to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.
(c)It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other Person party hereto fails to comply with any of the obligations imposed upon such party in this Agreement and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at Law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.
1.7Notices.
All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by e-mail or sent by nationally recognized overnight courier to the parties hereto at the following addresses (or at such other address for any party hereto as shall be specified by like notice):

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(a)if to the Company:
Hayward Holdings, Inc.
400 Connell Dr., Suite 6100
Berkeley Heights, NJ 07922
Attention: Kevin Holleran, CEO
Email: kholleran@hayward.com
with a copy (which shall not constitute effective notice) to:
CCMP Capital Advisors, LP
277 Park Avenue, 27th Floor
New York, New York 10172
Attention: Mark McFadden; Richard Jansen, Esq.
Email:    mark.mcfadden@ccmpcapital.com; richard.jansen@ccmpcapital.com

and
MSD Partners, L.P.
645 Fifth Avenue, 21st Floor
New York, New York 10022
Attention: Marcello Liguori
Email: mliguori@msdpartners.com
and
Alberta Investment Management Corporation
First Canadian Place
100 King Street West,
Suite 5120, P.O. Box 51
Toronto, Ontario M5X 1B1, Canada
Attn: Jason Peters
Email: jason.peters@aimco.alberta.ca
and
Alberta Investment Management Corporation
1600 - 10250 101 Street
Edmonton, Alberta T5J 3P4, Canada
Email: aimco.legalservices@aimco.ca
(b)if to any Stockholder, to it at its address set forth in the most recent records of the Company;
or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been given and received (w) when delivered, if personally delivered; (x) upon machine generated acknowledgement of receipt after transmittal by electronic mail if so acknowledged to have been received before 5:00 p.m. on a Business Day at the location of receipt and otherwise on the next following Business Day; and (y) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery.

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1.8Governing Law; Venue.
This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the Laws of any jurisdiction other than the State of Delaware to apply. Each of the parties hereto irrevocably agrees that it may not bring any claim, suit, action or other proceeding in any jurisdiction other than the Delaware Chancery Court and any federal or state court sitting in the State of Delaware to which an appeal from the Delaware Chancery Court may be validly taken (or, if (and only if) the Delaware Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the state of Delaware), and each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any such court in each case in any such claim, suit, action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any claim, action, suit, proceeding or investigation relating thereto except in the courts in Delaware described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any of the courts in Delaware as described above, and no party will file a motion to dismiss any action filed in a state or federal court in the State of Delaware, on any jurisdictional or venue-related grounds, including the doctrine of forum non-conveniens. Upon the filing of any action or proceeding, each party hereto agrees and consents to accept from the other party hereto service of process and all pleadings, motions, briefs and other related papers in connection with such action or proceeding. Each party hereto irrevocably agrees that venue would be proper in any of the courts in Delaware described above, and irrevocably and unconditionally waives any objection that it may have now or hereafter to the laying of venue of any such action or proceeding in such courts.
1.9Waiver of Jury Trial.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTIES HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
1.10Further Assurances.
Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry

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out the provisions of this Agreement and the consummation of the transactions contemplated hereby.
1.11Conflicting Agreements.
The Company shall not enter into any agreements or arrangements of any kind with any Person with respect to any Stockholder Shares on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with Stockholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of Stockholder Shares in a manner which is inconsistent with this Agreement. The Company shall not amend either of the Certificate or the Bylaws on terms inconsistent with the provisions of this Agreement.
1.12Third Party Reliance.
(a)Notwithstanding anything to the contrary contained herein, except as expressly provided in Section 5.8 (Indemnification) or Section 9.15 (Non-Recourse), the covenants of the Company contained in this Agreement (i) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon) and (ii) are solely for the benefit of the Stockholders. Accordingly, except as expressly provided in Section 5.8 (Indemnification) or Section 9.15 (Non-Recourse), no third party (including any holder of capital stock of the Company) or anyone acting on behalf of any Person other than the Stockholders, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.
(b)None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company.
1.13Subsidiaries.
The Company agrees to cause all of its Subsidiaries to be bound by, and to comply with the provisions of Section 5.8 (Indemnification) and this ARTICLE IX. To the extent that (i) the Investors request that any current or future Subsidiary of the Company become a party to this Agreement or (ii) the Company creates or acquires (by merger or otherwise) a new Subsidiary, the Company shall cause such Subsidiary to become a party to, to be bound by, and to comply with the provisions of Section 5.8 (Indemnification) and this ARTICLE IX in the same manner as if such entity were an original signatory to this Agreement.
1.14Adjustments.
All references in this agreement to Stockholder Shares (or other Securities of the Company or any successor company) and ownership percentages shall be appropriately adjusted, in the judgment of the Board, for any corporate event or transaction involving the Company and/or any of its Subsidiaries or Affiliates (including a change in the Stockholder Shares or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, distribution, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Stockholder Shares, exchange of Stockholder Shares, dividend in kind, amalgamation, or other like change in capital structure, or any similar corporate event or transaction occurring after the date of this Agreement.

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1.15Non-Recourse.
Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member or equity holder of any Stockholder or direct or indirect owner or Affiliate thereof or of any Affiliate, agent or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner or member or equity holder of any Stockholder or of any Affiliate, agent or assignee of any Stockholder (or any of their respective current or future directors, officers, employees, general or limited partners or members or equity holders or Affiliates, agents or assignees), as such for any obligation of any Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
* * * * * * *

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IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

COMPANY:

HAYWARD HOLDINGS, INC.

By: /s/ Kevin Holleran
    Name: Kevin Holleran
    Title: President and Chief Executive Officer

CCMP INVESTORS:

CCMP CAPITAL INVESTORS III, L.P.

By: CCMP CAPITAL ASSOCIATES III, L.P.,
Its General Partner

By: CCMP CAPITAL ASSOCIATES III GP, LLC,
Its General Partner

By: /s/ Mark McFadden
    Name: Mark McFadden
    Title: Managing Director

CCMP CAPITAL INVESTORS (EMPLOYEE) III, L.P.

By: CCMP CAPITAL ASSOCIATES III, L.P.,
Its General Partner

By: CCMP CAPITAL ASSOCIATES III GP, LLC,
Its General Partner

By: /s/ Mark McFadden
    Name: Mark McFadden
    Title: Managing Director

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MSD INVESTORS:

MSD AQUA PARTNERS, LLC

By: /s/ Marcello Liguori
    Name: Marcello Liguori
    Title: Vice President

AIMCO INVESTORS:

PE16PX ROCKY MOUNTAIN LTD.

By: /s/ James Ridout
    Name: James Ridout
    Title: Director

PE16GV ROCKY MOUNTAIN LTD.

By: /s/ James Ridout
    Name: James Ridout
    Title: Director

Exhibit A
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Exhibit A
Joinder Agreement
The undersigned is executing and delivering this Joinder Agreement pursuant to the Hayward Holdings, Inc. Amended and Restated Stockholders’ Agreement, dated as of March 16, 2021 (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Stockholders’ Agreement.
By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.
The undersigned agrees that the undersigned shall be a Stockholder and [a] [an] [CCMP Investor] [MSD Investor] [AIMCo Investor] [Management Stockholder] [Other Stockholder].
Accordingly, the undersigned has executed and delivered this Joinder Agreement as of
                .

Signature of Stockholder Print Name of Stockholder
Number of Stockholder Shares: _________shares of Common Stock	Address E-mail Telephone
ACKNOWLEDGED & ACCEPTED: HAYWARD HOLDINGS, INC. By Name: Title:

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